420 Throckmorton Street Suite 200 Ft. Worth, Texas 76102 1-800-280-2404

January 20, 2017

To: Ron Barranco
4955 Makena Road A-202
Kihei, Hawaii 96753

From: James Ketner, President/CEO
Galenfeha, Inc.

Re: Offer of Employment

Mr. Barranco,

On behalf of Galenfeha, Inc., I am pleased to extend to you the offer to serve as the company’s Chief Technology Officer. The appointment commences immediately upon your acceptance.

Accepted by:

/s/ Ron Barranco
Ron Barranco